UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 14, 2014

WALL STREET MEDIA CO., INC.

f/k/a Bright Mountain Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	5961	26-4170100
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

40 Wall Street, 28th Floor

New York, N. Y. 10005

(877) 222 0205

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.01

CANCELLATION OF DEBT

The Company (“Wall Street Media Co, Inc”) entered into a Purchase Agreement with Wall-Street.Com, LLC, to purchase the domain property wall-street.com. Wall-Street.com LLC is a limited liability company owned by Wall Street Media Co.’s CEO. By written consent of the majority shareholders of the company the election was made to cancel the promissory note, and return the domain property free and clear of any liens or encumbrances. The company further indemnifies the seller from any and all actions now and in the future associated with this transaction. The company is released from the promissory note, the debt forgiven and will reflect such in the relief of indebtedness.

Exhibit	Description

10.1	Written consent of majority shareholders dated July 10, 2014

10.2	Board resolution for acceptance of majority shareholders action dated July 10, 2014

10.3	Cancellation of the note payable by the corporation dated July 10, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Wall Street Media Co, Inc.
f/k/a Bright Mountain Holdings, Inc.

Date: July 15, 2014	By	/s/ Jerrold D. Burden
Jerrold D. Burden
CEO (Principal Executive Officer), President

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